SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On December 30, 2009, the board of directors of the registrant adopted the 2009 Stock Option Plan and the 2009 Restricted Stock Plan.  Both plans are part of the registrant’s efforts to conserve cash by compensating its employees with equity securities of the registrant.

The 2009 Stock Option Plan allows the registrant to grant options to purchase up to 5,000,000 shares of its common stock (subject to certain adjustments in the event of stock splits or other similar events) as incentive stock options. The registrant’s board of directors has delegated authority to grant options under the 2009 Stock Option Plan to the Compensation Committee of the board of directors.

The 2009 Restricted Stock Plan allows the registrant to grant up to 5,000,000 shares of its common stock as restricted stock awards.  Shares of common stock that are the subject of a restricted stock award shall be subject to restrictions on disposition by the recipient and an obligation of the recipient to forfeit and surrender the shares to the registrant under certain circumstances (the “Forfeiture Restrictions”).  The Forfeiture Restrictions shall be determined by the Compensation Committee of the board of directors in its sole discretion.

Item 9.01          Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	2009 Stock Option Plan

10.2	2009 Restricted Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.
January 6, 2010	By: /s/ Arnold Tinter Arnold Tinter Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	2009 Stock Option Plan

10.2	2009 Restricted Stock Plan